U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 10, 2013

ANDAIN, INC.

(Exact Name of Company as Specified in Its Charter)

Nevada	0-51216	20-2066406
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

400 South Beverly Drive, Suite 312, Beverly Hills, California		90212
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (310) 286-1777

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 10, 2013, the Company entered into a Regulation S Stock Purchase Agreement with 1568934 Ontario Limited, an Ontario limited partnership (“Ontario”) (see Exhibit 10). Under this agreement, Ontario purchased from the Company 21,316,000 shares of the Company’s common stock for the sum of $180,000. These shares have not yet been issued by the Company due to a pending change in transfer agent.

In connection with the purchase of the Company’s common stock under the agreement with Ontario, the Company granted to Ontario an option to purchase up to 6,800,000 restricted shares of Company common stock at an exercise price equal to 67% of the lowest share price of the first one million shares sold by the Company's underwriter to the public as of the Company public offering set in a Form S-1 registration statement to be filed with the Securities and Exchange Commission. The exercise period for this option commences the day following the date that the Company’s underwriter completes the sale of the first 1,000,000 shares of the common stock and continuing up to 5:00 p.m. Pacific Standard Time on a date which is 24 months from the date of such sale of the aforementioned shares.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Company sold restricted shares of common stock, and granted the stock option, both as described under Item 1.01 above. With respect to these sales of  unregistered securities,  the Company relied on the exemptive provisions of Regulation S under the Securities Act of 1933, as amended (“Securities Act”). At all times relevant the securities were offered subject to the following terms and conditions:

•	The purchaser is not a U.S. Person, as defined under Rule 902 of Regulation S.

•	At the time of the origination of contact concerning the agreement and the date of the execution and delivery of the agreement, the purchaser was outside of the United States.

•	The purchaser will not, during the period commencing on the date of issuance of the shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (“Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

•	The purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.
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•	The purchaser has not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

•	Neither the purchaser nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to U.S. Persons with respect to the shares and the purchaser and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

•	The transactions contemplated have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

•	Neither the purchaser nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the shares. The purchaser agrees not to cause any advertisement of the shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the United States or its territories, and only incompliance with any local applicable securities laws.

•	Each certificate representing the shares is endorsed with a restrictive legend restricting their disposition.

•	The purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the shares.

•	all sales under this offering were made through Sam Shlomo Elimelech and Gai Mar-Chaim, directors of the Company.

No commissions were paid in connection with any of these sales. All funds received from the sale of the common stock are to be used for working capital purposes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Andain, Inc.

Date: June 21, 2013	By:	/s/ Gai Mar-Chaim
Gai Mar-Chaim, Secretary/Treasurer

EXHIBIT INDEX

Number Description

10	Regulation S Stock Purchase Agreement between the Company and 1568934 Ontario Limited, dated April 10, 2013 (including Schedule 1.3 (Option to Purchase of Shares of Common Stock)) (filed herewith).

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